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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PRG-Schultz International, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-64125, 333-08707, 333-30885, 333-61578, 333-81168 and 333-100817) on Form
S-8 of PRG-Schultz International, Inc. of our report dated February 20, 2004, except as to Note 18(b), which is as of March 4, 2004, relating to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of PRG-Schultz International, Inc. Our report refers to changes in accounting for goodwill and other intangible assets.


                                                           KPMG LLP



Atlanta, Georgia
March 4, 2004